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                     [LETTERHEAD OF HOLLAND & HART LLP]

                                 April 22, 1999


First Interstate BancSystems, Inc.
401 North 32st Street
Billings, MT 59101

Ladies and Gentlemen:

     We have acted as counsel to First Interstate BancSystem, Inc., a Montana corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Act") of 500,000 shares of the Company's common stock, no par value (the "Shares"), to be offered upon the terms and subject to the conditions set forth in the Savings and Profit Sharing Plan for Employees of First Interstate BancSystem, Inc., as amended, the First Interstate BancSystem, Inc. Stock Option and Stock Appreciation Rights Plan, as amended, and the First Interstate BancSystem, Inc. Employee Stock Purchase Plan (collectively, the "Stock Plans").

     In connection therewith, we have examined originals or copies, of the Articles of Incorporation of the Company, the Bylaws of the Company, the Stock Plans, records of relevant corporate proceedings with respect to the offering of the Shares and such other documents, instruments and corporate proceedings with respect to the offering of the Shares and such other documents, instruments and corporate records as we have deemed necessary or appropriate for the expression of the opinion contained herein. We have also reviewed the Company's Registration Statement on Form S-8 (the "Registration Statement") to be filed under the Act with the Securities and Exchange Commission on April 22, 1999 with respect to the Shares.

     We have assumed the authenticity and completeness of all records, certificates and other instruments submitted to us as originals, the conformity to original documents of all records, certificates and other instruments submitted to us as copies, the authenticity and completeness of the originals of those records, certificates and other instruments submitted to us as copies and the correctness of all statements of fact contained in all records, certificates and other instruments that we have examined.

     Based on the foregoing, we are of the opinion that the Shares have been duly authorized and, when issued in accordance with the terms of the Stock Plans, will be validly issued, fully paid and non-assessable.

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First Interstate BancSystems, Inc.
April 22, 1999
Page 2


         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                                 Very truly yours,

                                                 /s/ Holland & Hart LLP

                                                 Holland & Hart LLP